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Exhibit 10.15


                                SWAP TRANSACTION


Date:  15 September 1999

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between:

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                       and

                        SUMMIT PROPERTIES PARTNERSHIP LP

         On the Trade Date and identified by the Morgan Deal Number specified below (the "Swap Transaction"). This letter agreement constitutes a Confirmation as referred to in the agreement specified below.

         The definitions and provisions contained in the 1991 IDA Definitions as supplemented by the 1998 IDA Supplement (as published by the International Swaps and Derivates Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

         This Confirmation represents an amendment and restatement of any prior documents or other confirming communications between the parties with respect to the Swap Transaction.

         Morgan Guaranty Trust Company of New York is, together with other United Kingdom listed institutions, subject to the Bank of England's Code of Conduct. In connection therewith, this and certain future wholesale money market transactions will be outside the Financial Services Act, but you will have the benefit of the Code of Conduct.

1. If MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan") and SUMMIT PROPERTIES PARTNERSHIP LP (the "Counterparty") are parties to a Master Agreement, Interest Rate and Currency Exchange Agreement or other similar Agreement (a "Swap Agreement"), this Confirmation supplements, forms a part of, and is subject to such Swap Agreement, this Confirmation supplements, forms a part of, and is subject to the Swap Agreement most recently executed between the parties.

         If Morgan and the Counterpart are not yet parties to a Swap Agreement, the parties agree that this Transaction will be documented under a master agreement to be entered into on the basis of the printed form of Master Agreement (Multicurrency-Cross Border) published by the International Swaps and Derivatives Association, Inc., together with such changes as shall be agreed between the parties (the "Master Agreement"). Upon execution and delivery by the parties of the Master Agreement, this Confirmation shall supplement, form a part of, and be subject to such Master Agreement. Until the parties execute and deliver the Master Agreement,


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this Confirmation shall supplement, form a part of, and be subject to the printed form of Master Agreement published by IDA, as if the parties had executed that agreement (but without any Schedule thereto) on the Trade Date of this Transaction.

The parties hereby agree that if they have not executed a Master Agreement, together with a Credit Support Annex, within 60 Calendar days from the Trade Date, Morgan shall have the right (in its sole discretion) to terminate this transaction on any Business Day (such day being referred to herein as an "Elective Termination Date"). Any such termination shall be referred to as an "Effective termination" and the Counterpart will be deemed the Affected Party.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Morgan Deal Number                  406306

Trade Date:                         14 September 1999

Effective Date:                     16 September 1999, subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day convention

Termination Date:                   15 December 2003, subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention

FIXED AMOUNTS:

Fixed Rate Payer:                   Morgan

Notional Amount:                    30,000,000.00 USD

Fixed Rate Payer Payment Dates:     Each 15 December, 15 June starting with 15
                                    December 1999 up to, and including, the
                                    Termination Date, subject to adjustment in accordance with the Following Business Day
                                    Convention and there will be no adjustment to the Calculation Period.

Fixed Rate:                         6.625000 percent

Fixed Rate Day Count Fraction:      30/360

Initial Calculation Period:         From 16 September 1999 to 15 December 1999,
                                    subject to adjustment in accordance with the Following Business Day Convention.

FLOATING AMOUNT:



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Floating Rate Payer:                Counterparty

Notional Amount:                    30,000,000.00 USD

Floating Rate Payer Payment Dates:  Each 15 December, 15 March, 15 June, 15
                                    September starting with 15 December 1999 up to, and including, the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate Option:               USD-LIBOR-BBA

Designated Maturity:                3 Month

Spread:                             Plus 0.110000 percent

Floating Rate Day Count Fraction:   Actual/360

Reset Dates:                        The first day of each Calculation Period.

Compounding:                        Inapplicable

Initial Calculation Period:         From 16 September 1999 to 15 December 1999,
                                    subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for Initial
calculation Period:                 5.510000 percent (Excluding Spread where
                                    applicable)

Payment Business Day Locations for
Counterpart:                        London, New York

Payment Business Day Locations
for Morgan:                         London, New York

Payments will be:                   Net


ADDITIONAL COMMENTS:

         CREDIT ENHANCEMENT. This Confirmation is supplemented by the standard form of IDA Credit Support Annex which is hereby incorporated by reference together with the following additional provisions pursuant to which the Counterpart is required to deliver Eligible Collateral to Morgan. This Section will be superceded by any Credit Support Annex executed between Morgan and the counterparty after the Trade Date hereof. The provisions contained in this Section of this Confirmation are deemed to be Paragraph 13 - "Elections and Variables" for the



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purposes of the Credit Support Annex and together with the Credit Support Annex shall constitute a Credit Support Document with respect to the counterparty. Capitalized terms used herein and not otherwise defined shall have the meanings given terms in the Credit Support Annex.

Eligible Collateral:                Cash, Treasury Bills, Treasury Notes,
                                    Treasury Bonds and Agency Securities (as defined below) in accordance with the valuation percentages set forth in Exhibit
                                    A.

Custodian:                          Any mutually agreed upon Bank (as defined in
                                    the Federal Deposit Insurance Act) having a
                                    Long-Term Debt Rating of BBB+/Baa1 or
                                    higher.

                                    "Long Term Debt Rating" means, with respect to a party, the rating assigned by either S&P or Moody's to the long term, unsecured and unsubordinated indebtedness of such party. "Moody's" means Moody's Investors Service, Inc. "S&P" means Standard & Poor's Ratings Group.

Use of Posted Collateral:           The provisions of Paragraph 6(c) shall
                                    apply.

Substitution of Collateral:         Consent required.

Valuation Date:                     Any Local Business Day.

Minimum Transfer Amount:            $100,000, provided, however, that if any
                                    Event of Default has occurred and is
                                    containing with respect to the Counterpart, the Minimum Transfer Amount shall be $0.

Delivery Amount:                    Shall have the meaning specified in
                                    Paragraph 3(a).

Return Amount:                      Shall have meaning specified in Paragraph
                                    3(b).

Credit Support Amount:              Shall have the meaning specified in
                                    Paragraph 3(c).



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Rounding:                           Delivery and Return Amounts will be rounded
                                    to the nearest $10,000.


         "THRESHOLD" means, with respect to the Counterpart the amounts determined on the basis of the lower of the Long Term Debt Ratings by Moody's or S&P as set forth in the following table, provided, however, that if (i) the Counterpart has not Long Term Debt Rating, or (ii) an Event of Default has occurred and is continuing with respect to the Counterparty, the Threshold shall be U.S. $0:

               LONG TERM DEBT RATING                 THRESHOLD
                   (S&P/MOODY'S)                   COUNTERPARTY
                   -------------                   ------------
                      AAA/Aaa                           $25
                      AA+/Aa1                           $25
                      AA/Aa2                            $25
                      AA-/Aa3                           $25
                       A+/A1                            $25
                       A/A2                             $25
                       A-/A3                            $25
                     BBB+/Baa1                          $10
                     BBB/Baa2                           $7
                     BBB/Baa3                           $5
                  Below BB-/Baa3                        $0


                  i. The cross default provision of section 5(a)(vi) of the Agreement shall apply to both parties with regarding to any obligation in respect of borrowed money and commitments to lend in an aggregate amount of not less than the threshold amount which for Morgan shall be 3 percent of the total stockholders equity of Morgan and which for the counterparty shall be an amount reflective of its credit as agreed to by the parties.

                  ii. The credit event upon a merger provisions of section 5(b)(iv) of the Agreement shall not apply to Morgan.



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3. Account Details

PAYMENTS TO MORGAN:

Account for payments in USD         Morgan Guaranty Trust Co. of New York
                                    ABA 021 000 238

Favour:                             Morgan Guaranty Trust Co. of New York
                                    London Branch

Account No.:                        670 07 054

Reference:                          Swaps Group

PAYMENTS TO COUNTERPARTY:

Account for payments in USD:

Favour:                             SUMMIT PROPERTIES PARTNERSHIP LP

ABA/Bank No.:

Account No.:

Reference:


4. Offices

         (a)      The Office of Morgan for the Swap transaction is LONDON: and

         (b)      The Office of the Counterparty for the Swap Transaction is
                  CHARLOTTE

         All enquiries regarding payments and/or rate resettings only should be sent to:

         Morgan Guaranty Trust Company of New York
         60 Victoria Embankment
         London, EC4Y OJP

         Attention:        Derivatives Processing Center
         Telephone:        011 44 171 325 3783
         Facsimile:        011 44 171 325 7400
         Telex    :        896631 MGT G
         Cable:            Morgan Bank

         Please quote the Morgan Deal Number indicated above.

         All enquiries regarding confirmations should be sent to:



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         Morgan Guaranty Trust Company of New York
         60 Wall Street
         New York, New York  10260

         Attention:        Vola Grilli

         Telephone:        1-212-648-6712
         Facsimile:        1-212-648-5117

         Please quote the Morgan Deal Number indicated above.

         JP MORGAN SECURITIES INCORPORATED is acting solely as agent for Morgan and will have no obligations under this Swap Transaction.

         Each party represents that (i) it is entering into the transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except hose expressly set forth in the Agreement or t his confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent is has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; and
(v) it is entering into this transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: Morgan Deal Number:
406306.


                                       Yours sincerely,

                                       JP MORGAN SECURITIES
                                       INCORPORATED, as Agent for and
                                       signing on behalf of:

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK


                                       By: /s/ Jason P. Manske
                                           -------------------------------------
                                           Name: Jason P. Manske
                                           Title: Vice President



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Confirmed as of the
date first above written:

SUMMIT PROPERTIES PARTNERSHIP LP


By: /s/ Gregg Adzema
    ------------------------------------
    Name: Gregg Adzema
    Title: Vice President - Finance



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                                                                       EXHIBIT A


                        COLLATERAL VALUATION PERCENTAGES


                                                                               "VALUATION
                                                                               PERCENTAGE"

       (A)   Cash                                                                  100%

       (B)   negotiable debt obligations issued by the U.S. Treasury               98%
             Department having an original maturity at issuance of not more than one year ("Treasury Bills")

       (C)   negotiable debt obligations issued by the U.S. Treasury               95%
             Department having an original maturity at issuance of more than one year but not more than ten years ("Treasury Notes")

       (D)   negotiable debt obligations issued by the U.S. Treasury               95%
             Department having an original maturity at issuance of more than ten years ("Treasury Bonds")

       (E)   Other:  Agency Securities                                             95%



         As used herein, "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Corporation or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.




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